UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/04/2005

Oglebay Norton Company
(Exact name of registrant as specified in its charter)

Commission File Number:  000-32665

Ohio	34-1888342
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

North Point Tower
1001 Lakeside Avenue - 15th Floor
Cleveland, OH 44114
(Address of principal executive offices, including zip code)

216-861-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 4.02.    Non-Reliance on Previously Issues Financial Statements or a Related Audit Report or Completed Interim Review

Oglebay Norton Company, an Ohio corporation (the "Company"), with the concurrence of Ernst & Young LLP, its independent registered public accounting firm ("E&Y"), has determined that the Company incorrectly calculated its "Per Share Amounts - Basic and Assuming Dilution" as reflected in its Unaudited Condensed Consolidated Statement of Operations in its quarterly reports on Form 10-Q for each of the periods ended March 31, 2005 and June 30, 2005. Accordingly, the Company will file amendments to each of those reports to restate "Net loss per share - basic and assuming dilution" and to revise the associated "Note J - Stock Compensation," "Note M - Net Loss Per Share" and Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations.

As explained in these quarterly reports as originally filed, the Company calculated "Net loss per share - basic and assuming dilution" by dividing "Net Loss" as reflected in its Unaudited Condensed Consolidated Statement of Operations by the average number of shares outstanding. This approach was discussed with and concurred in by E&Y. Subsequently, in connection with the preparation of the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2005, the Company was informed by E&Y that the calculation made in these prior reports was incorrect, and that the correct calculation is to divide "Net Loss Available to Common Shareholders" as reflected in the Company's Unaudited Condensed Consolidated Statement of Operations, by the appropriate average number of shares outstanding during the respective periods.

For this reason, on November 4, 2005, the Company's Audit Committee, after consultation with the Company's counsel and E&Y, determined that this current report on Form 8-K should be filed and that the quarterly report on Form 10-Q for each of the periods ended March 31, 2005 and June 30, 2005 should be amended to reflect the revised method of calculating earnings (loss) per share. This revised method will be reflected in amendments the Company will file for the earlier reports. Please note that no other amounts or disclosures will be restated.

Item 5.05.    Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

On November 4, 2005, the Company's Board of Directors approved certain amendments to the Company's Ethical & Legal Code of Conduct to reflect, among other things, the appointment of Rochelle F. Walk as the Company's Chief Compliance Officer. Ms. Walk currently serves as the Company's Vice President, General Counsel and Secretary. A copy of the amended Ethical & Legal Code of Conduct is attached hereto as Exhibit 14 and is incorporated herein by this reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit 14.    Oglebay Norton Company's Ethical & Legal Code of Conduct, as amended November 4, 2005.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oglebay Norton Company

Date: November 08, 2005	By:	/s/ Julie A. Boland
Julie A. Boland
VP, CFO and Treasurer

Exhibit Index

Exhibit No.	Description
EX-14.	Oglebay Norton Company's Ethical & Legal Code of Conduct, as amended November 4, 2005